Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-264619 on Form F-1 of our report dated May 2, 2022 relating to the consolidated financial statements of Gogoro Inc., appearing in the Annual Report on Form 20-F of Gogoro Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

June 8, 2022